Exhibit 99.1

S.Y. Bancorp Announces Record Quarterly Per Share Results as Diluted EPS Increase 5% over Same Period Last Year

LOUISVILLE, Ky.--(BUSINESS WIRE)--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the second quarter and first half of 2008. Highlights of the report, which reflected record earnings per share for the quarter, included a continued upswing in quarterly loan growth despite turmoil in the economy, as the Company's loan portfolio increased 14% year over year in the second quarter, surpassing the 9% year-over-year growth in the first quarter of 2008. Concurrent with this growth, the Company also reported that asset quality remained solid. A summary of results for the second quarter and six-month period follows:

Quarter Ended June 30,	2008	2007	Change
Net income	$6,129,000	$6,297,000	-3%
Net income per share, diluted	$0.45	$0.43	5%
Return on average equity	18.30%	17.90%
Return on average assets	1.60%	1.80%

Six Months Ended June 30,	2008	2007	Change
Net income	$11,167,000	$12,001,000	-7%
Net income per share, diluted	$0.82	$0.82	0%
Return on average equity	16.85%	17.26%
Return on average assets	1.49%	1.72%

Commenting on the Company's progress, David Heintzman, Chairman and Chief Executive Officer, said, "It is gratifying that, in the face of difficult economic conditions, S.Y. Bancorp has continued to demonstrate sound long-term fundamentals, most notably signified by robust loan growth. Despite national economic trends, our asset quality has remained strong. All of these factors bode well for the Company's fundamental performance in the future and serve to counter the near-term impact of our expansion to new markets, which has placed additional pressure on earnings as these newer offices continue to gain momentum."

Heintzman pointed out that in the fourth quarter of 2007, the Company opened a second office in Indianapolis and entered the Cincinnati market with one new office there. Expenses for those offices were in the process of ramping up in the second half of 2007 in terms of personnel and office space, and those expenses only reached normalized operating levels beginning in 2008. While these expansion initiatives contributed to the Company's loan growth in the second quarter, their start-up expenses also weighed on Company's second quarter earnings as the breakeven point for new offices is usually 18 months or more.

Heintzman noted that recent weakness in the broader stock market has hurt one important area of non-interest income for the Company. Income from investment management and trust services, which constitutes the single largest component of non-interest income, has been virtually flat in 2008 compared with average double-digit increases in the last several years. While assets under management declined slightly to $1.536 billion at June 30, 2008, growth from net new accounts was nearly $50 million or double that of second quarter 2007.

Concluding, Heintzman said, "Recent capital management strategies, primarily focused on stock repurchases, resulted in higher earnings per share for the second quarter of 2008 versus the year-earlier period despite slightly lower net income for the period. Although we are pleased with our progress in many aspects of our business, we remain cautious about the near term, knowing that current economic pressures will continue to have an impact on already fluid conditions in the housing and credit markets. We believe the Company's second quarter performance was solid given these conditions, showing the fundamental strength and diversity of our business and markets, and we remain confident in our strategies to drive top- and bottom-line growth over the longer term."

S.Y. Bancorp's total assets increased 12% to $1.596 billion at June 30, 2008, from $1.425 billion at June 30, 2007, and were up 5% from $1.517 billion at March 31, 2008. The year-over-year change in total assets was driven by strong growth in the Company's loan portfolio, which rose 14% to $1.321 billion at June 30, 2008, from $1.163 billion at June 30, 2007, and 2% versus $1.290 billion at March 31, 2008. Deposits increased 16% to $1.263 billion at June 30, 2008, compared with $1.085 billion a year ago, and were up 10% from $1.148 billion at the end of the first quarter of 2008, with increases largely reflecting higher time deposits.

Net interest income, the Company's largest source of revenue, increased $795,000 or 6% in the second quarter of 2008 compared with the year-earlier period, reflecting primarily the impact of the Company's growing loan portfolio. Net interest margin for the second quarter declined 19 basis points year over year to 4.07% from 4.26% in the second quarter of 2007, but improved 12 basis points from 3.95% in the first quarter of the year. While the net interest margin expanded sequentially from the first quarter of 2008, management expects that strong competition for deposits used to fund loan growth will put pressure on margins in upcoming quarters. For the first half of 2008, net interest income increased $642,000 or 2% versus the same period last year, primarily because of strong loan growth, which offset pressure on net interest margin in the wake of recent rate cuts by the Federal Reserve together with competitive factors. For the first six months of 2008, the Company's net interest margin was 4.01% compared with 4.24% in the year-earlier period.

Non-performing loans for the second quarter increased to $5,481,000 from $4,769,000 in the second quarter of 2007, and, on a linked-quarter basis, increased from $4,589,000 in the first quarter of 2008. However, the ratio of non-performing loans to total loans was 0.42% in the second quarter of 2008, compared with 0.41% in the second quarter of last year, and up slightly from 0.36% in the first quarter of 2008. Despite the sequential quarterly increase in non-performing loans, non-performing loans to total loans, at 0.42%, remains below the average for the past five years. Also, net charge-offs totaled $616,000 in the second quarter of 2008, or 0.05% of average loans in the second quarter of 2008, which was unchanged from both the year-earlier quarter and the first quarter of 2008. Further, loans past due less than 90 days fell in the second quarter of 2008 compared with the first quarter of 2008.

The Company's allowance for loan losses was 1.09% of total loans at June 30, 2008, up from 1.04% at June 30, 2007, but unchanged from 1.09% at March 31, 2008. For the second quarter of 2008, the loan loss provision totaled $975,000 versus $460,000 in the year-earlier period. For the first six months of 2008, the loan loss provision totaled $2,200,000 versus $1,240,000 in the first half of 2007.

Non-interest income declined $57,000 or 1% in the second quarter compared with the same quarter last year, primarily due to lower investment management and trust income, which fell $100,000 or 3% during the quarter; reduced service charge income, which declined $87,000 or 4%; and lower gains on sales of mortgage loans, which were down $40,000 or 10%. These declines were partially offset by higher bankcard transaction revenue, which rose $101,000 or 17% for the quarter. Non-interest income increased $137,000 or 1% in the first half of 2008 compared with the year-earlier period, primarily reflecting a slowdown in service charge income and management and trust income.

Non-interest expense increased $817,000 or 7% in the second quarter of 2008 versus the same period last year. Higher non-interest expense for the quarter was due primarily to an increase of $735,000 or 11% in salaries and employee benefits, in part reflecting staffing costs for a second banking location in the Indianapolis market and a new banking office in the Cincinnati market, both opened since the first quarter last year, along with an associated increase of $106,000 in net occupancy expense. These increases were offset somewhat by a decline of $155,000 in data processing expenses. Non-interest expense rose $1,386,000 or 6% in the first half of 2008 compared with the year-earlier period primarily due to salaries and employee benefits.

The Company's second quarter efficiency ratio was 55.19% compared with 53.22% in the second quarter of 2007 and 57.26% in the first quarter of 2008.

In May, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on July 1, 2008, to stockholders of record as of June 16, 2008. During the second quarter of 2008, S.Y. Bancorp made no repurchases of its common stock, choosing instead to use its capital to support loan growth. The Company has remaining authorization to purchase up to 163,000 shares under the current plan, which will expire in November 2008 unless otherwise extended or completed at an earlier date.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.596 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

S.Y. Bancorp, Inc. Summary Unaudited Financial Information (in thousands except per share amounts)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest income	$21,436	$22,815	$43,314	$45,421
Interest expense	7,062	9,236	15,679	18,428
Net interest income	14,374	13,579	27,635	26,993
Provision for loan losses	975	460	2,200	1,240
Net interest income after provision for loan losses
	13,399	13,119	25,435	25,753
Non-interest income	7,667	7,724	15,017	14,880
Non-interest expense	12,301	11,484	24,244	22,858
Net income before income taxes	8,765	9,359	16,208	17,775
Income tax expense	2,636	3,062	5,041	5,774
Net income	$6,129	$6,297	$11,167	$12,001
Net income per share:
Basic	$0.46	$0.44	$0.83	$0.84
Diluted	$0.45	$0.43	$0.82	$0.82
Weighted average shares outstanding:

Basic	13,409	14,325	13,431	14,357
Diluted	13,584	14,536	13,598	14,588

		June 30, 2008	Dec. 31, 2007	June 30, 2007
Total assets		$1,596,320	$1,482,219	$1,425,299
Total loans		1,320,509	1,201,938	1,162,906
Non-interest-bearing deposits		182,580	170,477	184,000
Interest-bearing deposits		1,080,752	936,230	901,316
Total deposits		1,263,332	1,106,707	1,085,316
Stockholders' equity		134,848	133,024	141,888
Book value per share		10.05	9.78	9.92

Unaudited supplemental financial information for the second quarter and six months ended June 30, 2008 and 2007, appears on the following pages.

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2008 Earnings Release
(all figures other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,621	$13,856	$28,129	$27,553
Net interest income	$14,374	$13,579	$27,635	$26,993
Provision for loan losses	975	460	2,200	1,240
Net interest income after provision for loan losses	13,399	13,119	25,435	25,753
Gain on the sale of securities	-	-	-	-
Investment management and trust income	3,236	3,336	6,515	6,533
Service charges on deposit accounts	2,117	2,204	4,109	4,222
Bankcard transaction revenue	691	590	1,312	1,132
Gains on sales of mortgage loans held for sale	351	391	694	647
Brokerage commissions and fees	444	452	885	945
Bank owned life insurance	258	247	510	483
Other non-interest income	570	504	992	918
Total non-interest income	7,667	7,724	15,017	14,880
Salaries and employee benefits expense	7,367	6,632	14,555	13,239
Net occupancy expense	1,036	930	2,045	1,820
Data processing expense	896	1,051	1,648	2,066
Furniture and equipment expense	276	290	552	582
State bank taxes	314	311	654	489
Other non-interest expenses	2,412	2,270	4,790	4,662
Total non-interest expense	12,301	11,484	24,244	22,858
Net income before income tax expense	8,765	9,359	16,208	17,775
Income tax expense	2,636	3,062	5,041	5,774
Net income	$6,129	$6,297	$11,167	$12,001

Weighted average shares - basic	13,409	14,325	13,431	14,357
Weighted average shares - diluted	13,584	14,536	13,598	14,588

Basic earnings per share	$0.46	$0.44	$0.83	$0.84
Diluted earnings per share	0.45	0.43	0.82	0.82
Cash dividend declared per share	0.17	0.16	0.34	0.31

Balance Sheet Data (at period end)
Total loans			$1,320,509	$1,162,906
Allowance for loan losses			14,456	12,065
Total assets			1,596,320	1,425,299
Non-interest bearing deposits			182,580	184,000
Interest bearing deposits			1,080,752	901,316
Federal home loan bank advances			90,000	70,000
Subordinated debentures			60	90
Stockholders' equity			134,848	141,888
Total shares outstanding			13,424	14,298
Book value per share			10.05	9.92
Market value per share			21.36	23.76

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2008 Earnings Release

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average Balance Sheet Data
Average loans	$1,308,304	$1,160,064	$1,271,745	$1,151,437
Average assets	1,536,473	1,401,020	1,503,313	1,403,910
Average earning assets	1,443,187	1,304,508	1,409,710	1,309,397
Average deposits	1,187,325	1,075,459	1,152,600	1,086,489
Average long-term debt	91,379	60,420	90,721	58,218
Average interest bearing liabilities	1,195,756	1,048,552	1,168,069	1,056,183
Average stockholders' equity	134,696	141,133	133,298	140,252

Performance Ratios
Annualized return on average assets	1.60%	1.80%	1.49%	1.72%
Annualized return on average equity	18.30%	17.90%	16.85%	17.26%
Net interest margin, fully tax equivalent	4.07%	4.26%	4.01%	4.24%
Non-interest income to total revenue, fully tax equivalent
	34.40%	35.79%	34.81%	35.07%
Efficiency ratio	55.19%	53.22%	56.19%	53.87%

Capital Ratios
Average stockholders' equity to average assets	8.77%	10.07%	8.87%	9.99%
Tier 1 risk-based capital			9.31	10.70
Total risk-based capital			10.32	11.62
Leverage			8.75	10.17

Loans by Type
Commercial and industrial			$331,665	$310,697
Construction and development			182,041	127,793
Real estate mortgage - commercial investment			264,743	227,530
Real estate mortgage - owner occupied commercial			207,398	183,199
Real estate mortgage - 1-4 family residential			160,152	145,165
Home equity			142,154	143,015
Consumer			38,037	25,507

Asset Quality Data
Allowance for loan losses to total loans			1.09%	1.04%
Allowance for loan losses to average loans			1.14%	1.05%
Allowance for loan losses to non-performing loans			263.75%	252.99%
Nonaccrual loans			$4,938	$4,055
Restructured loans			-	-
Loans - 90 days past due & still accruing			543	714
Total non-performing loans			5,481	4,769
OREO and repossessed assets			2,995	2,780
Total non-performing assets			8,476	7,549
Non-performing loans to total loans			0.42%	0.41%
Non-performing assets to total assets			0.53%	0.53%
Net charge-offs to average loans (2)			0.09%	0.12%
Net charge-offs	$616	$578	$1,194	$1,378

Other Information
Total assets under management (in millions)			$1,536	$1,669
Full-time equivalent employees			457	460

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2008 Earnings Release

	Five Quarter Comparison
	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,621	$13,508	$13,499	$13,802	$13,856
Net interest income	$14,374	$13,261	$13,243	$13,541	$13,579
Provision for loan losses	975	1,225	1,435	850	460
Net interest income after provision for loan losses	13,399	12,036	11,808	12,691	13,119
Gain on the sale of securities	-	-	-	-	-
Investment management and trust income	3,236	3,279	3,126	3,227	3,336
Service charges on deposit accounts	2,117	1,992	2,276	2,260	2,204
Bankcard transaction revenue	691	621	631	596	590
Gains on sales of mortgage loans held for sale	351	343	290	227	391
Brokerage commissions and fees	444	441	486	498	452
Bank owned life insurance	258	252	252	250	247
Other non-interest income	570	422	739	508	504
Total non-interest income	7,667	7,350	7,800	7,566	7,724
Salaries and employee benefits expense	7,367	7,188	6,898	6,865	6,632
Net occupancy expense	1,036	1,009	985	917	930
Data processing expense	896	752	998	979	1,051
Furniture and equipment expense	276	276	275	291	290
State bank taxes	314	340	340	326	311
Other non-interest expenses	2,412	2,378	2,650	2,149	2,270
Total non-interest expense	12,301	11,943	12,146	11,527	11,484
Net income before income tax expense	8,765	7,443	7,462	8,730	9,359
Income tax expense	2,636	2,405	1,298	2,843	3,062
Net income	$6,129	$5,038	$6,164	$5,887	$6,297

Weighted average shares - basic	13,409	13,452	13,779	14,185	14,325
Weighted average shares - diluted	13,584	13,610	13,974	14,400	14,536

Basic earnings per share	$0.46	$0.37	$0.45	$0.42	$0.44
Diluted earnings per share	0.45	0.37	0.44	0.41	0.43
Cash dividend declared per share	0.17	0.17	0.16	0.16	0.16

Balance Sheet Data (at period end)
Total loans	$1,320,509	$1,289,913	$1,201,938	$1,156,899	$1,162,906
Allowance for loan losses	14,456	14,097	13,450	12,550	12,065
Total assets	1,596,320	1,517,258	1,482,219	1,410,453	1,425,299
Non-interest bearing deposits	182,580	175,028	170,477	167,614	184,000
Interest bearing deposits	1,080,752	972,980	936,230	899,815	901,316
Federal home loan bank advances	90,000	90,000	90,000	70,000	70,000
Subordinated debentures	60	60	90	90	90
Stockholders' equity	134,848	131,547	133,024	138,623	141,888
Total shares outstanding	13,424	13,406	13,600	14,005	14,298
Book value per share	10.05	9.81	9.78	9.90	9.92
Market value per share	21.36	23.24	23.94	27.04	23.76

S. Y. Bancorp, Inc. Financial Information
Second Quarter 2008 Earnings Release

	Five Quarter Comparison
	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07
Average Balance Sheet Data
Average loans	$1,308,304	$1,235,185	$1,178,068	$1,155,211	$1,160,064
Average assets	1,536,473	1,470,153	1,436,666	1,409,653	1,401,020
Average earning assets	1,443,187	1,376,233	1,341,624	1,311,152	1,304,508
Average deposits	1,187,325	1,117,873	1,089,400	1,063,718	1,075,459
Average long-term debt	91,379	90,062	76,394	70,090	60,420
Average interest bearing liabilities	1,195,756	1,140,382	1,089,233	1,057,138	1,048,552
Average stockholders' equity	134,696	131,901	135,370	141,583	141,133

Performance Ratios
Annualized return on average assets	1.60%	1.38%	1.70%	1.66%	1.80%
Annualized return on average equity	18.30%	15.36%	18.07%	16.50%	17.90%
Net interest margin, fully tax equivalent	4.07%	3.95%	3.99%	4.18%	4.26%
Non-interest income to total revenue, fully
tax equivalent	34.40%	35.24%	36.62%	35.41%	35.79%
Efficiency ratio	55.19%	57.26%	57.03%	53.95%	53.22%

Capital Ratios
Average stockholders' equity to average assets	8.77%	8.97%	9.42%	10.04%	10.07%
Tier 1 risk-based capital	9.31%	9.07%	9.82%	10.47%	10.70%
Total risk-based capital	10.32%	10.06%	10.82%	11.42%	11.62%
Leverage	8.75%	8.85%	9.21%	9.81%	10.17%

Loans by Type
Commercial and industrial	$331,665	$332,144	$309,506	$292,240	$298,006
Construction and development	182,041	174,604	144,668	137,659	145,468
Real estate mortgage - commercial investment	264,743	252,706	240,610	236,847	227,530
Real estate mortgage - owner occupied commercial	207,398	202,714	200,122	186,564	183,199
Real estate mortgage - 1-4 family residential	160,152	148,324	145,362	142,757	140,181
Home equity	142,154	136,064	136,962	136,064	143,015
Consumer	38,037	43,357	24,708	24,768	25,507

Asset Quality Data
Allowance for loan losses to total loans	1.09%	1.09%	1.12%	1.08%	1.04%
Allowance for loan losses to average loans	1.14%	1.14%	1.16%	1.09%	1.05%
Allowance for loan losses to non-performing loans	263.75%	307.19%	399.11%	295.71%	252.99%
Nonaccrual loans	$4,938	$4,034	$2,964	$2,985	$4,055
Restructured loans	-	-	-	-	-
Loans - 90 days past due & still accruing	543	555	406	1,259	714
Total non-performing loans	5,481	4,589	3,370	4,244	4,769
OREO and repossessed assets	2,995	3,715	3,831	3,436	2,780
Total non-performing assets	8,476	8,304	7,201	7,680	7,549
Non-performing loans to total loans	0.42%	0.36%	0.28%	0.37%	0.41%
Non-performing assets to total assets	0.53%	0.55%	0.49%	0.54%	0.53%
Net charge-offs to average loans (2)	0.09%	0.05%	0.05%	0.05%	0.05%
Net charge-offs	$616	$578	$535	$365	$578

Other Information
Total assets under management (in millions)	$1,536	$1,549	$1,669	$1,707	$1,669
Full-time equivalent employees	457	460	446	443	460
(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Amounts not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President,
Treasurer and Chief Financial Officer